Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Arbitron Inc.:

     We consent to the use of our report incorporated by reference in the registration statement of Arbitron Inc. (the “Company”) on Form S-8, relating to the registration of 1,000,000 shares of common stock of the Company pursuant to the Arbitron Inc. 2001 Broad Based Stock Incentive Plan.

/s/ KPMG LLP
Baltimore, Maryland

March 29, 2002